SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /   Definitive Proxy Statement

/ /   Definitive Additional Materials

/X/   Soliciting Material Under Rule 14a-12

                        PHARMAKINETICS LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:_______________________________________

      2)    Aggregate number of securities to which transaction applies:__________________________________________

      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
            (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:______________________________________________________

      5)    Total fee paid:_______________________________________________________________________________________

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:__________________________________________________________________________________

      2) Form, Schedule or Registration Statement No.:____________________________________________________________

      3) Filing Party:____________________________________________________________________________________________

      4) Date Filed:______________________________________________________________________________________________
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                             [PharmaKinetics Logo]
                       PharmaKinetics Laboratories, Inc.
                             302 West Fayette Street
                            Baltimore, Maryland 21201

                                                               December 2, 2002

Dear Shareholder:

         On June 20, PharmaKinetics Laboratories, Inc. (OTC BB: PKLB.OB) announced that it had signed a definitive agreement of merger with Bioanalytical Systems, Inc. (NASDAQ: BASI). Since some months have gone by, I wanted to update you on progress to consummate this transaction.

         We have spent much time and effort working to prepare a proxy statement/prospectus describing the transaction and providing important information regarding BAS and PKLB. A preliminary proxy statement/prospectus has been filed with the Securities and Exchange Commission and we are working with the Commission to assure that the document complies with their disclosure rules.

         Completion of the merger will be dependent upon its approval by PKLB shareholders. The proxy statement/prospectus will include important information you will need to consider before voting. We will send the proxy statement/prospectus in the mail as soon as we have completed our work with the Commission. We encourage you to read the entire document carefully before deciding how to vote.

         Here at PKLB, we remain very enthusiastic about the merger. We are working on completing the proxy statement/prospectus as soon as possible so it can be sent to you. We will appreciate your prompt attention to it when received. Thank you.

                                  /s/ James M. Wilkinson, II, Ph.D.
                                  ---------------------------------
                                  James M. Wilkinson, II, Ph.D.
                                  President and Chief Executive Officer
                                  PharmaKinetics Laboratories, Inc.

WE URGE YOU TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT/PROSPECTUS WILL BE INCLUDED AS PART OF A REGISTRATION STATEMENT ON FORM S-4 FILED BY BAS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FOR FREE AT THE COMMISSION'S WEBSITE AT http://www.sec.gov. IN ADDITION, A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO HOLDERS OF PKLB SHARES IN CONNECTION WITH THE SOLICITATION OF PROXIES BY PKLB FOR USE AT A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER.